Exhibit 99

FOR IMMEDIATE RELEASE

Investor and Media Contact: Robert L. Saxton
Alliance Gaming
(702) 270-7600

ALLIANCE GAMING ANNOUNCES
ACQUISITION OF CASINO MARKETPLACE
DEVELOPMENT CORPORATION; TWO NEW
SENIOR VICE PRESIDENTS NAMED

LAS VEGAS, Oct. 29, 2001 — Alliance Gaming Corp. (Nasdaq: ALLY) today announced that its Bally Gaming and Systems subsidiary has acquired 100 percent of the stock of the privately held Casino Marketplace Development Corporation, a leading supplier of player marketing, bonusing and promotions software.

     Bally Systems and Casino Marketplace have been longtime business partners, with Bally Systems providing slot accounting systems to casinos and Casino Marketplace providing feature-rich software products covering such areas as player tracking, bonusing, promotions, marketing and cage and pit accounting. To date, Bally Systems and Casino Marketplace have teamed up at more than 30 casino locations.

     “The acquisition of Casino Marketplace instantly gives our Bally Systems division an expanded product portfolio and gives Alliance Gaming ownership of a complete and integrated casino management system,” said Robert Miodunski, President and Chief Executive Officer of Alliance Gaming. “While Bally Systems has grown consistently over the years and SDS® remains the top slot accounting system, we feel that this acquisition is extremely important to building the systems strength and synergies the industry will require in the coming years as casino systems play an ever more important role in slot floor management.”

     “In addition to the strategic benefits of the acquisition, this transaction will be accretive to our 2002 earnings by approximately $0.08 per share; therefore, we have increased our earnings guidance for the fiscal year to a range of $1.73 to $1.78,” said Robert Saxton, Senior Vice President and Chief Financial Officer of Alliance Gaming.

     Recognized as the industry leader with more than 155,000 game monitoring units and 155 casino customers worldwide, the Bally Systems product line offers slot machine cash monitoring, accounting, security and maintenance capabilities, enabling operators to accurately analyze performance and accountability.

     Casino Marketplace specializes in advanced promotions software known by the brand name Promotions-In-A-Box™, one of the gaming industry’s leading marketing applications that also includes products such as Stay n’ Play™, Chain-Reaction Jackpot™, Mad Multiplier™, Quick Draw Tickets™ and Promo-EFT. Casino Marketplace, which will initially operate as a wholly owned business unit of Alliance Gaming, also utilizes Microsoft® client-server technology and the Windows NT® operating system, a combination that blends with the advanced Evolution Series (EVO™) platform that drives Bally Gaming’s casino devices.

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Page 2 — Casino Marketplace Acquisition

     In addition, Alliance announced that Bill Watson, former President and founder of Casino Marketplace, will assume the position of Senior Vice President and General Manager of the combined divisions of Bally Systems and Casino Marketplace. Watson has worked in technology industries for the last 25 years and previously held systems and engineering management positions with Bally Gaming and Systems and International Game Technology.

     Alliance also announced the new position of Senior Vice President of Product Integration and the appointment of Marc Comella to this position. This new position will be responsible for identifying and developing product synergies between the Bally Gaming team and the Bally Systems division to create proprietary product features that will enhance both the player’s experience and the operator’s efficiency.

     “Marc Comella’s years of experience at Bally in both the Systems and Gaming groups create a solid foundation for identifying and developing proprietary product synergies between our two Bally business units. Marc will play a key role in the technology architecture for future EVO platforms and in educating the regulators in the industry as this new technology develops,” said Miodunski. “The addition of Bill Watson to our team is significant to our long-term growth plans. Bill’s background in product development and in identifying product opportunities will enhance the capability of this business unit to become the premier full-feature slot system supplier to the industry.”

     Alliance Gaming is a diversified gaming company with headquarters in Las Vegas. The company is engaged in the design, manufacture, distribution and operation of advanced gaming devices and systems worldwide, is the nation’s largest gaming machine route operator, and operates two casinos. Additional information about the company can be found on the Alliance Gaming web site at www.ally.com.

     This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and is subject to the safe harbor created thereby. Such information involves important risks and uncertainties that could significantly affect the results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements. Future operating results may be adversely affected as a result of a number of risks detailed from time to time in the company’s filings with the Securities and Exchange Commission.

– ALLIANCE GAMING CORP. –